UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 12, 2010

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

    On March 12, 2010, CPI Corp. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Rights Agreement, dated as of March 13, 2000, as amended on September 5, 2007 and December 21, 2007 (the "Rights Agreement"), by and between CPI Corp., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a federally chartered trust company, as successor rights agent to Harris Trust and Savings Bank (the "Rights Agent").   The Amendment extends the Rights Agreement to March 13, 2013.

    The foregoing summary of the Amendment is not complete and is qualified in its entirety by a copy of the Amendment filed as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Amendment No. 3 dated as of March 12, 2010 to the Rights Agreement, dated as of March 13, 2000, as amended on September 5, 2007 and December 21, 2007 (the "Rights Agreement"), by and between CPI Corp., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a federally chartered trust company, as successor rights agent to Harris Trust and Savings Bank (the "Rights Agent").

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/Jane E. Nelson
Name: Jane E. Nelson Title: Secretary

March 18, 2010

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